Exhibit 99.1
NEWS RELEASE

CONTACTS:	Watson Pharmaceuticals, Inc.
Patty Eisenhaur
(973) 355-8141

Charlie Mayr
(973) 355-8483
Watson Q3 Net Revenue Climbs 33 Percent to $882 Million
• Third Quarter Adjusted Cash EPS of $0.85
• Adjusted EBITDA Increases 18 Percent to $211 Million
MORRISTOWN, NJ — November 4, 2010 — Watson Pharmaceuticals, Inc. (NYSE: WPI) today reported net revenue grew 33 percent for the third quarter ended September 30, 2010 to $882.4 million, compared to $662.1 million in the third quarter 2009. On an adjusted cash basis, net income increased 18 percent to $105.9 million or $0.85 per share, compared to $90.0 million or $0.78 per share in the third quarter 2009. GAAP earnings for the third quarter 2010 were $0.21 per share, compared to $0.55 per share in the prior year period, and include an $89.9 million charge associated with a potential legal settlement for certain pending drug pricing litigation. Please refer to the attached reconciliation tables for additional adjustments to GAAP earnings.
Adjusted EBITDA increased 18 percent to $211.1 million for the third quarter 2010, versus $178.4 million for the third quarter 2009. Cash and marketable securities were $265.9 million as of September 30, 2010.
“Watson delivered another quarter of strong financial results and continued progress against our strategic objectives,” said Paul Bisaro, president and CEO. “Our Global Generics revenue increased by 45 percent as a result of continued growth of our extended release and our oral contraceptive franchises, and the addition of international sales. In our Global Brands business, we made significant progress on the expansion of our pipeline and expanding Watson’s position in Women’s health through the addition of Crinone® for infertility, which we began promoting during the quarter. Also, the U.S. Food and Drug Administration approved ella®, a novel emergency contraceptive we intend to launch in the current quarter under our exclusive distribution agreement with HRA Pharma. Additionally, our Anda distribution business continued to perform well with revenues up 35 percent.”

“We continued to invest in our future, increasing our investment in R&D in both our Global Generics and Global Brands segments. In addition, our long-term strategic alliance with Moksha8 to market a select number of products in Brazil and Mexico demonstrates our continued commitment to global expansion.”
“During the third quarter we also paid the remaining $50 million balance on our revolving credit facility and our leverage ratio was 1.5x adjusted EBITDA at quarter end,” Bisaro added. “2010 continues to be an extremely successful year for Watson and I’m very pleased with our excellent results.”
Business Segment Results
Global Generics Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited; $ in millions)	2010	2009	2010	2009

Product sales	$566.1	$392.3	$1,661.0	$1,181.3
Other revenue	11.5	5.7	31.4	19.6

Net revenue	577.6	398.0	1,692.4	1,200.9
Operating expenses:
Cost of sales	290.2	204.1	883.6	676.7
Research and development	54.1	37.0	140.9	97.0
Selling and marketing	26.5	11.7	80.9	35.8

Segment contribution	$206.8	$145.2	$587.0	$391.4

Segment margin	35.8%	36.5%	34.7%	32.6%

Adjusted gross profit (1)	$289.5	$200.6	$839.9	$546.3
Adjusted gross margin	50.3%	50.4%	49.7%	45.5%

(1) Adjusted gross profit represents net revenue less adjusted cost of sales and excludes amortization of acquired intangibles. Pro forma adjustments for the respective periods include the following:
Global Supply Chain Initiative	$4.6	$6.7	$21.8	$22.1
Purchase accounting adjustments	—	—	11.8	—
Acquisition and licensing adjustments	(2.5)	—	(2.5)	—

Global Generics net revenue for the third quarter 2010 increased 45 percent to $577.6 million compared to the third quarter 2009, reflecting the addition of product sales from our new international markets, the addition of the 100 mg and 200 mg strengths of Metoprolol ER, Potassium Chloride and higher sales of oral contraceptives. Third quarter international net revenue was $102.2 million, slightly lower than the second quarter 2010 as a result of seasonality and lower pricing in certain key markets.
Global Generics adjusted gross margin was relatively unchanged at 50.3 percent in the third quarter 2010 versus the prior year period.
Global Generics R&D investment increased $17.1 million to $54.1 million in the third quarter 2010 compared to the third quarter 2009, primarily due to the addition of international R&D expense.
Global Brands Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited; $ in millions)	2010	2009	2010	2009

Product sales	$82.4	$96.1	$231.7	$291.9
Other revenue	17.3	16.6	62.8	48.1

Net revenue	99.7	112.7	294.5	340.0
Operating expenses:
Cost of sales	19.8	20.7	68.1	66.9
Research and development	21.7	14.9	56.2	39.8
Selling and marketing	34.3	32.5	102.2	108.5

Segment contribution	$23.9	$44.6	$68.0	$124.8

Segment margin	24.0%	39.6%	23.1%	36.7%

Adjusted gross profit (1)	$79.9	$92.0	$226.4	$273.1
Adjusted gross margin	80.1%	81.6%	76.9%	80.3%

(1)	Adjusted gross profit represents net revenue less cost of sales and excludes amortization of acquired intangibles.
Global Brands net revenue was $99.7 million in the third quarter 2010 including product sales of $82.4 million and other revenue of $17.3 million. Product sales declined compared to the third quarter 2009 due to the loss of Ferrlecit® in December 2009. The decline was partially offset by increased sales of Rapaflo®, Gelnique® and Androderm® and the addition of Crinone®. Global Brands other revenue increased compared to the third quarter of 2009 due to higher Androgel co-promote revenue and the addition of Eden Biodesign.

Adjusted gross margin for the Global Brands segment was 80.1 percent in the third quarter 2010.
Global Brands R&D investment increased $6.8 million to $21.7 million compared to the third quarter 2009, due primarily to the addition of Eden Biodesign and milestone payments for pipeline products including rFSH, Uracyst® and ella®. Global Brands selling and marketing expenses increased $1.8 million to $34.3 million, due primarily to higher promotional spending related to the acquisition of Crinone® and pre-launch activities for new women’s health products.
Distribution Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited; $ in millions)	2010	2009	2010	2009

Net revenue	$205.1	$151.4	$627.3	$466.4
Operating expenses:
Cost of sales	174.6	128.9	535.6	391.9
Selling and marketing	17.3	15.8	53.3	47.6

Segment contribution	$13.2	$6.7	$38.4	$26.9

Segment margin	6.4%	4.4%	6.1%	5.8%

Adjusted gross profit (1)	$30.5	$22.5	$91.7	$74.5
Adjusted gross margin	14.8%	14.9%	14.6%	16.0%

(1)	Adjusted gross profit represents net revenue less cost of sales and excludes amortization of acquired intangibles.
Distribution segment net revenue for the third quarter 2010 was $205.1 million. Revenue growth as compared to the third quarter 2009 was driven by third-party sales of generic Effexor XR® launched in the third quarter 2010, as well as sales of new products launched late in 2009 and the first and second quarter 2010. Distribution revenue consists of sales of third-party products and excludes sales of Watson’s brand and generic products.
Distribution segment adjusted gross margin was relatively unchanged at 14.8 percent.
Other Operating Expenses
Consolidated general and administrative expense increased on a year over year basis to $163.5 million from $60.1 million due to an $89.9 million charge associated with the Company’s drug pricing litigation and the addition of our international business acquired in 2009.

Amortization expense for the third quarter 2010 was $45.9 million, which includes $25.5 million in amortization related to the Arrow Group acquisition. Amortization expense was $22.2 million in the third quarter 2009.
2010 Financial Outlook
Watson’s estimates are based on actual results for the third quarter 2010 and management’s current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.
• Watson estimates total net revenue for the full year ended December 31, 2010 at approximately $3.5 billion.
• Total Global Generics segment revenue of approximately $2.3 billion
• Total Distribution segment revenue of approximately $825 million
• Total Global Brands segment revenue of approximately $400 million
• Adjusted EBITDA between $835 million and $850 million
• Cash earnings per share between $3.37 and $3.45
Webcast and Conference Call Details
Watson will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss third quarter results, the outlook for 2010 and recent corporate developments. The dial-in number to access the call is (877) 251-7980, or from international locations, (706) 643-1573. A taped replay of the call will be available by calling (800) 642-1687 with access pass code 14461923. The replay may be accessed from international locations by dialing (706) 645-9291 and using the same pass code. This replay will remain in effect until midnight Eastern Time, November 14, 2010. To access the live webcast, go to Watson’s Investor Relations Web site at http://ir.watson.com.
About Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc. is a leading global specialty pharmaceutical company. The Company is engaged in the development and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.
Forward-Looking Statement
Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; the impact of competitive products and pricing; timely and successful consummation of strategic transactions; the difficulty of predicting the timing or outcome of litigation; successful integration of strategic transactions including the acquisition of the Arrow Group; the ability to recognize the anticipated synergies and benefits of strategic transactions, including the acquisition of the Arrow Group and acquisition of the Crinone® product rights; variability of revenue mix between the Company’s Brand, Generic and Distribution business units; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; fluctuations in foreign currency exchange rates; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and FDA or other regulatory agency approvals or actions; the uncertainty associated with the identification and successful consummation of external business development transactions; market acceptance of and continued demand for Watson’s products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to Watson’s and its third party manufacturers’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s annual report on Form 10-K for the period ended December 31, 2009 and Watson’s quarterly report on Form 10-Q for the period ended June 30, 2010. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.
All trademarks are the property of their respective owners.

The following table presents Watson’s results of operations for the three and nine months ended September 30, 2010 and 2009:
Table 1
Watson Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net revenues	$882.4	$662.1	$2,614.2	$2,007.3

Operating expenses:
Cost of sales (excludes amortization, presented below)	484.6	353.7	1,487.3	1,135.5
Research and development	75.8	51.9	197.1	136.8
Selling, general and administrative	241.6	120.1	550.2	383.0
Amortization	45.9	22.2	128.0	66.1
Loss on asset sales and impairment	0.1	3.5	1.2	2.2

Total operating expenses	848.0	551.4	2,363.8	1,723.6

Operating income	34.4	110.7	250.4	283.7

Non-operating (expense) income, net:
Loss on early extinguishment of debt	—	(2.0)	—	(2.0)
Interest income	0.3	1.0	1.0	4.3
Interest expense	(21.4)	(9.0)	(61.7)	(18.3)
Other income	0.2	1.6	28.8	5.2

Total non-operating expense, net	(20.9)	(8.4)	(31.9)	(10.8)

Income before income taxes	13.5	102.3	218.5	272.9
(Benefit) provision for income taxes	(12.2)	39.3	52.4	107.8

Net income	$25.7	$63.0	$166.1	$165.1

Diluted earnings per share	$0.21	$0.55	$1.34	$1.45

Diluted weighted average shares outstanding	124.3	117.1	123.9	118.1

The following table presents Watson’s Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009.
Table 2
Watson Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

	September 30,	December 31,
	2010	2009
		Revised (1)

Assets
Cash and cash equivalents	$255.6	$201.4
Marketable securities	10.3	13.6
Accounts receivable, net	523.1	517.4
Inventories	673.1	692.3
Other current assets	159.9	213.9
Current deferred tax assets	142.2	130.9
Property and equipment, net	648.9	694.2
Investments and other assets	216.2	225.3
Product rights and other intangibles, net	1,690.3	1,713.5
Goodwill	1,528.1	1,501.0

Total assets	$5,847.7	$5,903.5

Liabilities & Stockholders’ Equity
Current liabilities	$718.7	$740.3
Current debt and current portion of long-term debt	35.0	307.6
Long-term debt	1,162.1	1,150.2
Deferred income taxes and other liabilities	712.3	682.3
Total equity	3,219.6	3,023.1

Total liabilities and stockholders’ equity	$5,847.7	$5,903.5

(1)	The December 31, 2009 balance sheet has been revised to reflect the completion of the Arrow purchase price allocation of intellectual properties by tax jurisdiction and the resulting deferred tax liabilities by legal entity, the evaluation of uncertain tax positions and related deferred tax assets and liabilities. This resulted in a reduction to the previously stated balance of goodwill, primarily due to reductions to deferred tax liabilities as a result of the allocation of intangibles to legal entities with lower effective tax rates, as well as the completion of our review of acquired tax attributes, valuation allowances and tax contingencies.

The following table presents Watson’s Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009.
Table 3
Watson Pharmaceuticals, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2010	2009
Cash Flows from Operating Activities:
Net income	$166.1	$165.1

Reconciliation to net cash provided by operating activities:
Depreciation and amortization	204.4	137.6
Deferred income tax (benefit) provision	(75.7)	8.4
Provision for inventory reserve	30.7	36.0
Restricted stock and stock option compensation	17.4	14.4
(Gain) loss on securities and impairment	(26.5)	1.1
Other adjustments	19.7	(1.0)
Changes in assets and liabilities:
Accounts receivable, net	(12.2)	(72.1)
Inventories	(16.3)	(68.6)
Accounts payable and accrued expenses	11.7	17.7
Income taxes payable	(25.2)	(6.6)
Other assets and liabilities	28.5	3.6

Total adjustments	156.5	70.5

Net cash provided by operating activities	322.6	235.6

Cash Flows from Investing Activities:
Additions to property, equipment and product rights	(41.0)	(59.5)
Additions to marketable securities and long-term investments	(19.2)	(4.4)
Proceeds from sale of marketable securities and investments	9.5	5.9
Acquisition of business, net of cash acquired	(67.4)	—
Proceeds from the sale of cost/equity investments	94.7	—
Other investing activities, net	3.3	3.0

Net cash used in investing activities	(20.1)	(55.0)

Cash Flows from Financing Activities:
Payments on term loan, current debt and other long-term liabilities	(274.6)	(726.6)
Proceeds from issuance of debt and other long-term liabilities	—	833.0
Proceeds from stock plans	32.5	21.5
Repurchase of common stock	(5.7)	(3.2)

Net cash used in (provided by) financing activities	(247.8)	124.7

Effect of currency exchange rate changes on cash and cash equivalents	(0.5)	—

Net increase in cash and cash equivalents	54.2	305.3
Cash and cash equivalents at beginning of period	201.4	507.6

Cash and cash equivalents at end of period	$255.6	$812.9

The following table presents a reconciliation of reported net income and diluted earnings per share to pro forma cash net income for the three and nine months ended September 30, 2010 and 2009:
Table 4
Watson Pharmaceuticals, Inc.
Reconciliation Table
(Unaudited; in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

GAAP to Adjusted cash net income calculation

Reported GAAP net income	$25.7	$63.0	$166.1	$165.1
Adjusted for:
Global supply chain initiative(1)	9.0	7.0	29.7	24.8
Acquisition and licensing charges	10.6	2.9	45.4	14.8
Loss (gain) on securities and impairment	—	—	(24.8)	1.1
Loss on asset sales and impairment	0.1	3.5	1.2	2.2
Loss on early extinguishment of debt	—	2.0	—	2.0
Legal settlements	89.9	3.5	92.9	22.3
Amortization	45.9	22.2	128.0	66.1
Income taxes	(75.4)	(14.0)	(129.6)	(43.9)

Adjusted cash net income	105.8	90.1	308.9	254.5
Add: Interest expense on CODES, net of tax	—	1.6	—	5.5

Adjusted cash net income, adjusted for interest on CODES	$105.8	$91.7	$308.9	$260.0

Diluted earnings per share

Diluted earnings per share — GAAP	$0.21	$0.55	$1.34	$1.45

Diluted earnings per share — Cash	$0.85	$0.78	$2.49	$2.20

Basic weighted average common shares outstanding	122.6	103.8	122.2	103.4
Effect of dilutive securities:
Conversion of CODES	—	11.9	—	13.6
Dilutive share-based compensation arrangements	1.7	1.4	1.7	1.1

Diluted weighted average common shares outstanding	124.3	117.1	123.9	118.1

(1)	Includes accelerated depreciation charges.

The following table presents a reconciliation of reported net income for the three and nine months ended September 30, 2010 and 2009 to adjusted EBITDA:
Table 5
Watson Pharmaceuticals, Inc.
Adjusted EBITDA Reconciliation Table
(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

GAAP net income	$25.7	$63.0	$166.1	$165.1
Plus:
Interest expense	21.4	9.0	61.7	18.3
Interest income	(0.3)	(1.0)	(1.0)	(4.3)
Benefit (provision) for income taxes	(12.2)	39.3	52.4	107.8
Depreciation (includes accelerated depreciation)	25.1	24.2	76.4	71.5
Amortization	45.9	22.2	128.0	66.1

EBITDA	105.6	156.7	483.6	424.5

Adjusted for:
Global supply chain initiative	6.7	5.0	23.2	19.2
Acquisition and licensing charges	2.4	2.9	23.9	14.8
Loss on securities and impairment	0.1	—	1.2	1.1
Loss (gain) on asset sales and impairment	—	3.5	(24.8)	2.2
Loss on early extinguishment of debt	—	2.0	—	2.0
Legal settlements	89.9	3.5	92.9	22.3
Share-based compensation	6.4	4.8	17.4	14.4

Adjusted EBITDA	$211.1	$178.4	$617.4	$500.5

The following table presents a reconciliation of forecasted net income for the twelve months ending December 31, 2010 to adjusted net income and adjusted earnings per diluted share:
Table 6
Watson Pharmaceuticals, Inc.
Reconciliation Table — Forecasted Adjusted Cash Earnings per Diluted Share
(Unaudited; in millions except per share amounts)

	Forecast for Twelve Months
	Ending December 31, 2010
	Low	High

GAAP to Adjusted cash net income calculation

GAAP net income	$240.3	$251.1
Adjusted for:
Amortization	177.9	177.9
Acquisition and licensing charges	31.3	31.3
Global supply chain initiative	39.1	39.1
Legal settlements	92.9	92.9
Loss on asset sales/impairment	1.2	1.2
Gain on security sales	(24.8)	(24.8)
Income taxes	(139.8)	(140.8)

Adjusted cash net income	$418.1	$427.9

Diluted earnings per share

Diluted earnings per share — GAAP	$1.94	$2.02

Diluted earnings per share — Cash	$3.37	$3.45

Diluted weighted average common shares outstanding	124.1	124.1

The reconciliation table is based in part on management’s estimate of adjusted cash net income for the year ending December 31, 2010. Watson expects certain known GAAP charges for 2010, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted cash net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted net income for the twelve months ending December 31, 2010 to adjusted EBITDA:
Table 7
Watson Pharmaceuticals, Inc.
Reconciliation Table — Forecasted Adjusted EBITDA
(Unaudited; in millions)

	Forecast for Twelve Months
	Ending December 31, 2010
	Low	High

GAAP net income	$240.3	$251.1
Plus:
Interest expense	83.5	83.5
Interest income	(1.5)	(2.0)
Provision for income taxes	107.2	111.9
Depreciation (includes accelerated depreciation)	101.8	101.8
Amortization	177.9	177.9

EBITDA	709.2	724.2

Adjusted for:
Loss on asset sales/impairment	1.2	1.2
Share-based compensation	23.0	23.0
Global supply chain initiative	31.8	31.8
Acquisition and licensing charges	1.7	1.7
Legal settlements	92.9	92.9
Gain on security sales/impairment	(24.8)	(24.8)

Adjusted EBITDA	$835.0	$850.0

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ending December 31, 2010. Watson expects certain known GAAP charges for 2010, as presented in the schedule above. Other GAAP charges that may be excluded from estimated EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.